Exhibit 99.1 Associated Banc-Corp Investor Presentation 2020 DePere Office (Green Bay MSA) – Opened February 2019 FOURTH QUARTER

FORWARD-LOOKING STATEMENTS Important note regarding forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target," “outlook” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. These forward-looking statements include: management plans relating to the pending branch sales described herein (“pending sales”); the expected timing of the completion of the pending sales; the ability to complete the pending sales; the ability to obtain any required regulatory approvals; any statements of the plans and objectives of management for future operations, products or services; any statements of expectation or belief; projections related to certain financial results or other benefits of the pending sales; and any statements of assumptions underlying any of the foregoing. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference. Additional factors which may cause actual results of the pending sales to differ materially from those contained in forward-looking statements are the possibility that expected benefits of the pending sales may not materialize in the timeframe expected or at all, or may be more costly to achieve; the pending sales may not be timely completed, if at all; that required regulatory approvals are not obtained or other customary closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of shareholders, customers, employees or other constituents to the pending sales; and diversion of management time on acquisition-related matters. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Non-GAAP Measures: This presentation includes certain non-GAAP financial measures. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation. 1

OUR FRANCHISE

Third Quarter 2020[1]

$35 billion of assets

$25 billion of loans

$4 billion of equity

$27 billion of deposits

3Q 2020 End of Period Loan Composition[2]


Commercial Real Estate 25%
Commercial and Business Lending 39%
Consumer 36%

Deposit Location[3]


Illinois 21%
Minnesota 8%
Wisconsin 71%

Highlights and Accomplishments

- Largest bank headquartered in Wisconsin[4]
- Approximately 4,200[5] employees, servicing 1.3 million customer accounts in 8 states and over 120 communities[1]
- Wisconsin's #1 Mortgage Lender[6]

Affinity Programs


Brewers
MILWAUKEE
FILM
GO
RED!

~40% of checking accounts are affinity related[7]

[1] As of September 30, 2020.
[2] Excludes loans held for sale.
[3] FDIC Summary of Deposits data as of June 30, 2020.
[4] Based on assets, as of September 30, 2020.
[5] As of 10/31/2020.
[6] The Wisconsin's #1 Mortgage Lender and Leading Lender in the Midwest designations are based on originated, closed-end mortgage loan count, gathered from the Home Mortgage Disclosure Act data compiled annually by the Consumer Financial Protection Bureau. The results of the data were obtained through the Consumer Financial Protection Bureau Mortgage Database (HMDA), August 2020.
[7] Affinity checking accounts as a percentage of total checking accounts, as of September 30, 2020.

2

MARKET PERSPECTIVE Our core markets are benefiting from less volatile and more resilient employment trends Total Loans1 Jul. Aug. Sep. Oct. National Average 10.2% 8.4% 7.9% 6.9% Illinois Associated Footprint 8.3% 7.9% 7.2% 24% Minnesota 10% Wisconsin 29% Other Midwest 2 13% Other Texas 19% 5% Associated’s Footprint continues to perform better than the average national unemployment rate. 1 As of 9/30/2020; excludes $315 million Other consumer portfolio. 2 Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa. 3 Source: U.S. Bureau of Labor Statistics; ASB footprint shown as simple average of the 8 states where we operate

3Q 2020 ACTIONS

We executed several initiatives to drive efficiency and improve earnings in 2021

	Initiative Details	Q3 Impact	FY 2021 Expected Pretax Run Rate Impact
Branch optimization & Internal efficiency initiatives	Pending sales and/or consolidations of 22 branches (9% of network; ~100 FTEs) Corporate, managerial, and back office streamlining expected to reduce FTEs by ~200 by year end	$10 million of severance expense and $6 million of real estate related expense (all pretax)	**~ $40 million expense reduction**
FHLB liability restructuring & Reorganization of our securities and real estate lending subsidiaries	Prepaid $950 million of FHLB advances Reorganization of subsidiaries generated a net income tax benefit	$45 million loss on prepayment of FHLB advances (pretax) Net income tax benefit of $49 million (after tax)	**~ $20 million net interest income improvement**

4

3Q 2020 PTPP INCOME WALKFORWARD $60 million of pre-tax restructuring charges were incurred as part of our 3Q 20 efficiency initiatives Pre-tax pre-provision income of $90 million1 when adjusted for $60 million of restructuring costs. ($ in millions) $0 1 2 1 A non-GAAP measure. Please refer to the appendix for a reconciliation of pre-tax pre-provision income to loss before income taxes. 5 2 A non-GAAP measure. Please refer to the appendix for a reconciliation of pre-tax pre-provision income excluding Q3 initiatives to loss before income taxes.

CONSUMER TRANSACTION DYNAMICS Customers have shifted their transactions away from branch lobbies to drive ups and mobile channels Branch Transactions1 Active Mobile Users2 . Overall footprint teller transactions down approximately . Our largest branch teller transaction declines are found 16% in 3Q 2020 from 4Q 2019 (including FNB) in metro areas and branch locations without a drive up (including in-stores) . Teller transactions occur in the lobby 29% of the time since branch lobbies reopened compared to 65% . At the same time, active mobile users have increased during 2019 (excludes branches without a drive up) by over 17% from 4Q 2019 2,880 274 2,573 265 2,405 2,198 243 234 4Q 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2019 1Q 2020 2Q 2020 3Q 2020 1 Quarterly branch transactions displayed in thousands. 2 Active Mobile users quarterly average of the monthly 90 day rolling average, displayed in thousands 6

BRANCH OPTIMIZATION TREND

With these actions, we will have reduced our total branch count by 40% over the last decade

Pro forma Branch Count Trend[1]



279
270
238 237
226
215 217
213
236
31
205
248
20
26
202
228
7
17
19
185
2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020[2]
ASB
BKMU (58)
HBAN (32)
FNB (9)

- Continued migration to mobile and online channels has reduced the centricity of branches to our distribution strategy
- Declining foot traffic in branches and customer behavior shifts have created additional opportunities to optimize our branch network over time
- The COVID Pandemic and new technology have only accelerated these trends
  - Pre-scheduled appointments are up 75% since branch lobbies reopened compared to pre-COVID levels
  - Digital appointment setting tool introduced in 2019 significantly enabling customer branch access; 3Q20 appointments up 82% vs. pre-COVID levels"
- The actions we've taken in September are expected to result in a further 8% reduction of our branches by the end of the year
- Collectively over the last decade, we have reduced our owned and purchased branch network by 40% (including branches acquired through acquisitions)

[1] Branch count at year end.
[2] Projected branch count after pending branch sales and consolidations, assuming certain branch sales are completed in December 2020. One additional branch sale is expected to close in 1Q 2021.

7

ASSET AND EXPENSE TRENDS 2012-2021 1 $36+ Average Assets $34+ ($ billions) $33.0 $33.0 . We expect average asset $28.5 $29.5 $27.0 growth over the past $25.1 $23.3 decade will approach $22.0 60% by 2021 2012 2013 2014 2015 2016 2017 2018 2019 2020E 2021E Total Noninterest Expense ($ millions) $822 $794 $780 . With the announced $709 expense actions – overall $685 $684 $680 $698 $703 $685 expenses have been managed in a tight range aside from the temporary spike due to our acquisitions in 2018-2020 2012 2013 2014 2015 2016 2017 2018 2019 2020E 2021E Total NIE / Avg Assets (%) 3.1% 2.9% 2.7% 2.6% 2.5% 2.4% 2.5% 2.4% 2.3% . Our expense discipline is 1.9% expected to drive a 38% improvement in our Expense-to-Asset ratio (since 2012) 2012 2013 2014 2015 2016 2017 2018 2019 2020E 2021E 1 During 2019, the Corporation made a change in accounting policy to offset derivative assets and liabilities and cash collateral with the same counterparty where it has a legally enforceable master netting agreement in place. The change had no impact on either earnings or equity. The Corporation believes that this change was a preferable method of accounting as it provides a better reflection of the assets and liabilities on the face of the consolidated balance sheets. 8 Adoption of this change was voluntary and has been adopted retrospectively. 2019, 2018, and 2017 average assets were restated for comparability. Average assets prior to 2017 were not restated.

LOAN TRENDS Growth was led by higher specialty commercial and CRE balances, partially offset by general commercial Average Quarterly Loans EOP Loan Change1 (2Q20 to 3Q20) ($ in billions) ($ in millions) 2016 – 2020 $25.0 CAGR Mortgage warehouse $295 $23.0 $23.3 $1.0 Power & utilities $204 $20.9 $20.1 $8.8 CRE construction $151 $7.9 $8.5 4% $7.3 CRE investor $147 $7.6 PPP $10 $5.4 $5.2 $6.0 6% $(45) Home equity & other $5.0 consumer $4.9 $(48) Residential mortgage $(98) Oil & gas $8.3 $8.3 $8.1 $6.3 $7.3 7% $(101) REIT $1.4 $1.3 $1.3 $1.3 $1.1 $(343) General commercial 3Q 2016 3Q 2017 3Q 2018 3Q 2019 3Q 2020 Commercial & business Commercial real estate Residential mortgage Home equity & other consumer PPP lending 9 1 Excluding loans held for sale.

COMMERCIAL LOAN MANAGEMENT1 We continue to de-risk our oil & gas portfolio while growing power & utilities and commercial real estate Oil & Gas Loans Power & Utilities Loans Commercial Real Estate ($ in billions) ($ in billions) ($ in billions) $1.8 $1.6 $1.6 $1.5 $8.0 $8.1 $1.4 $7.6 $7.0 $7.1 $7.2 $0.7 $1.3 $0.6 $0.5 $0.5 $0.4 $0.3 $5.9 $6.2 $5.2 $5.2 $5.2 $5.6 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 CRE unfunded commitments CRE total outstanding balance 1 All values as of period end. 10

COMMERCIAL COVID-19 RELIEF UPDATE Commercial deferrals have declined by 83% since Q2 2020 Loan Deferrals & Modifications1 Active Deferred and Modified Loans Trend ($ in millions) ▪ We generally granted 90 day deferrals for our commercial customers $863 ▪ Total commercial deferrals have declined approximately 83% since the end of 2Q 2020 ▪ The $863 million of deferrals at Q2 have largely rolled off their initial 90 day term; the remaining $434 deferrals are primarily related to COVID impacted portfolios $310 ▪ Currently, commercial deferrals ($147 million) $147 represent less than 1% of our commercial loan balances2 $1 Q1 20 Q2 20 Aug 20 Sep 20 Oct 20 CRE C&BL 1 Includes completed modifications as of October 31, 2020. 2 Loan balances as of 9/30/2020. 11

CONSUMER COVID-19 RELIEF UPDATE Consumer deferrals have declined by 74% from Q2 and most borrowers have not asked for additional help Loan Deferrals & Modifications1 Active Deferred and Modified Loans Trend ($ in millions) ▪ We generally granted six month deferrals to consumers who requested assistance $725 ▪ Total consumer deferrals have declined by $660 approximately 74% since the end of Q2 2020 ▪ As of 10/31/20, 98% of consumer loans previously on deferral are current or less than 30 days past due $376 ▪ $181 million of the active deferrals, as of 10/31/20, are still in their initial deferral period- $185 approximately $155 million of loans these loans are scheduled to expire before year end Deferrals on $181 initial term $0 ▪ As of 10/31/20, active consumer deferrals Q1 20 Q2 20 Aug 20 Sep 20 Oct 20 represent approximately 2% of consumer loan balances2 1 Includes completed modifications as of October 31, 2020. 2 Loan balances as of 9/30/2020. 12

ALLOWANCE UPDATE

ACLL² increased $13 million and covered 1.77% of loan balances at the end of 3Q 2020

Third Quarter ACLL

- Allowance for credit losses on loans (ACLL) increased $13 million, or 3%, at the end of 3Q 2020 from 2Q 2020
- ACLL to loans was 1.77%, or 1.84% excluding PPP loans
- 3Q 2020 provision of $43 million, down $18 million from 2Q 2020
- CECL forward looking assumptions based on Moody's September 2020 Baseline forecast

Loan Allowance Walkforward



($ in millions)
$223
$131
$40
$394
$35
$429
$13
$442
ACLL 12/31/19
Day 1 CECL Adopt.
1Q Net Reserve Build
ACLL 3/31/20
Q2 Net Reserve Build
ACLL 6/30/20
Q3 Net Reserve Build
ACLL 9/30/20

Loan Category	ACLL[1] 12/31/19	Day 1 CECL Adoption[2]	Net 1Q Reserve Build[2]	ACLL[2] 3/31/20	Net 2Q Reserve Build[2]	ACLL[2] 06/30/20	Net 3Q Reserve Build[2]	ACLL[2] 09/30/20	9/30/20 ACLL[2]/ Loans
C&BL - excl. Oil & Gas	$100,594	$ (8,390)	$ 29,571	$121,775	$ 326	$122,101	$ 27,699	$149,799	1.76%
C&BL Oil & Gas	13,226	55,460	8,880	77,567	6,025	83,592	(32,654)	50,938	15.29%
PPP Loans	-	-	-	-	808	808	160	968	0.09%
CRE - Investor	41,044	2,287	(785)	42,546	16,524	59,070	31,850	90,921	2.10%
CRE - Construction	32,447	25,814	7,428	65,688	10,585	76,273	(10,528)	65,745	3.54%
Residential Mortgage	16,960	33,215	(6,227)	43,947	(121)	43,826	(183)	43,643	0.55%
Other Consumer	19,008	22,760	777	42,546	363	42,909	(2,937)	39,972	3.71%
Total	**$223,278**	**$131,147**	**$ 39,643**	**$394,069**	**$ 34,510**	**$428,579**	**$ 13,408**	**$441,988**	**1.77%**
Total (excl. PPP Loans)	$223,278	$131,147	$ 39,643	$394,069	$ 33,702	$427,770	$ 13,248	$441,019	1.84%

($ in thousands)

[1] Includes ALLL and the allowance for unfunded commitments.
[2] Includes funded and unfunded reserve for loans, excludes reserve for HTM securities.

13

CREDIT QUALITY – QUARTERLY TRENDS Nonaccrual loans increased in 3Q 2020 driven by CRE retail loans Potential Problem Loans1 Nonaccrual Loans1 ($ in millions) ($ in millions) $307 $293 $232 $234 $58 $72 $161 $17 $63 $172 $79 $133 $67 $60 $129 $118 $137 $11 $43 $1 $8 $32 $36 $23 $29 $50 $150 $186 $162 $145 $101 $118 $93 $95 $107 $110 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 Oil and gas Other COVID4 All other loans Oil and gas Other COVID4 All other loans Net Charge Offs1 ACLL2 to Total Loans / Oil and Gas Loans1 ($ in millions) 19.36% $30 16.63% $26 15.29% $3 $20 $17 $14 $21 $9 $25 3.83% $21 $10 2.69% 1.62% 1.73% 1.77% $8 1.04% 0.98% $4 $2 $6 3Q 20193 4Q 2019 1Q 2020 2Q 2020 3Q 2020 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 Oil and gas Other COVID4 All other loans Oil and gas ACLL / Oil and gas loans ACLL / loans 1 At period end. 14 2 ACLL figure does not include ~$70,000 for HTM securities in 3Q20. 4 Please see appendix for more detail on our Key COVID Commercial 3 3Q 2019 included a net recovery of $1 million for all other loans. Loan Exposures.

DEPOSIT PORTFOLIO UPDATE Low cost deposits continue to grow while time deposits run off Average Quarterly Deposits EOP Funding Change (Q2 2020 to Q3 2020) ($ in billions) 2016 – 2020 ($ in millions) $26.8 CAGR Interest-bearing demand $384 $24.7 $25.2 Savings $134 $22.4 $7.4 $21.4 $5.3 $5.3 9% $5.0 Money market $56 $5.2 $5.0 $5.5 $5.8 13% PPP Funding $12 $4.0 $3.6 $1.9 Noninterest-bearing $1.5 $2.6 $(85) $1.4 $3.5 24% demand Network transaction $7.5 $(106) $6.1 $6.6 $6.9 deposits $6.5 $(222) Time deposits $1.6 $2.2 $3.0 $3.1 $2.1 $3.5 $3.1 $(950) FHLB Advances $2.0 $1.8 $1.5 3Q 2016 3Q 2017 3Q 2018 3Q 2019 3Q 2020 Noninterest-bearing demand Savings Time deposits Interest-bearing demand Money market Network transaction deposits 15

NET INTEREST INCOME AND YIELD TRENDS Net interest margin bottomed out during Q3 and has started to move back up in September Net Interest Income and Net Interest Margin Average Yields ($ in millions) 2.85% 2.89% 3.65% 2.30% 2.35% 3.14% 3.07% 3.04% 3.05% 3.06% 3.08% 3.01% 2.99% 2.94% 2.96% 2.93% 2.89% 2.76% 2.52% 2.58% 1Q20 - $203 2.60% 2.59% 2Q20 - $190 3Q20 - $182 1.52% 1.43% 1.37% 1.30% 1.21% 1.12% 0.57% 0.61% 0.60% 0.55% 0.54% 0.47% 0.30% 0.22% 0.28% 0.25% 0.21% 0.19% Jan Feb Mar Apr May Jun July Aug Sep Apr 20 May 20 Jun 20 Jul 20 Aug 20 Sep 20 Time Deposits Net interest income Net interest margin Commercial real estate loans Commercial and business Total interest- lending loans1 bearing liabilities Total residential mortgage Total interest- 1 Excludes PPP loans. loans bearing deposits 16

NONINTEREST INCOME TRENDS Mortgage banking income remains strong and service charges have rebounded during Q3 Noninterest Income Trend Net Mortgage Banking Income ($ in millions) ($ in millions) $12 $13 $11 $254 $7 $6 $101 $98 $93 $76 $47 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 $40 $48 $51 $25 Service Charges & Deposit Account Fees ($ in millions) $17 $17 $16 $15 $14 $16 $11 $15 $14 $11 $21 $22 $21 $21 $21 $16 $15 $14 $14 $15 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 Card-based and other Wealth management fee based Asset gains (losses), net Service charges and deposit 17 account fees Insurance & Other

EXPENSE TRENDS 3Q 2020 included $60 million of restructuring costs3 which will improve the expense run rate going into 2021 Noninterest Expense Business Development and Advertising ($ in millions) ($ in millions) $228 $8 $8 $201 $204 $192 $50 $6 $2 $1 $183 $4 $4 $2 $1 $76 $82 $76 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 $72 $69 Noninterest Expense1 / Average Assets 2.51% 2.55% 2.40% 2.37% $123 $121 $114 $111 $109 2.12% 2.39% 2.45% 2.35% 2.09% 1.87% 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 3 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 Personnel expense Other Adjusted noninterest Noninterest expense / Restructuring costs (FHLB & Acquisition expenses expense2 / average assets average assets Real estate expenses) 1 Annualized 2 A non-GAAP financial measure, adjusted noninterest expense excludes acquisition and restructuring related costs. Please refer to the appendix for a reconciliation of adjusted noninterest expense to noninterest expense. 3 Personnel expense includes $10 million of severance which is included in the $60 million of total restructuring expenses. 18

CAPITAL PRIORITIES Committed to a consistent capital management philosophy 2with rigorous capital discipline Quarterly $25.0 Funding Average Loans $23.0 $23.3 $20.1 $20.9 1. Organic ($ in billions) Growth 3Q16 3Q17 3Q18 3Q19 3Q20 Quarterly $0.17 $0.18 $0.15 Paying a Dividends $0.11 $0.12 2. Competitive Dividend 3Q16 3Q17 3Q18 3Q19 3Q20 Acquisitions . Opportunistic, in-market, efficiency driven acquisitions Investing . Bank Mutual (45% cost savings) 3. Externally . Huntington WI Branch Acq. (45% cost savings) . First Staunton Bancshares (35% cost savings) Share Repurchases $240 $177 Repurchasing ($ in millions) 4. 1 $93 $71 Shares $20 $37 2015 2016 2017 2018 2019 2020 2 1 Targeted maintenance of TCE ratio of > 7%. The ratio of tangible common equity to tangible assets excludes goodwill and other intangible assets, net. The TCE ratio is a non-GAAP financial measure and has been included as it is considered to be a critical metric used to analyze and evaluate financial condition and capital strength. Please refer to the appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. 2 Share repurchase program suspended on March 13, 2020. Excludes stock based compensation repurchases. 19

STRONG CAPITAL POSITION Tangible Common Equity ratio increased 25 bps to 7.50% during 3Q 2020 Regulatory Capital Ratios Capital Ratio Walkdowns 13.8% 13.8% 12.6% 11.6% 11.6% Common Equity Tier 1 Ratio1 10.3% 10.2% 10.4% 9.4% Tangible Common Equity Ratio2 Common Equity Tier 1 Tier 1 Capital Total Capital 2Q 2020 Restructuring & Earnings Dividends Other 3Q 2020 tax benefits excluding Capital restructuring 1Q 2020 2Q 2020 3Q 2020 and tax benefits 1 CET1 CECL adoption impact includes modified transition amount. 2 Tangible common equity / tangible assets. This is a non-GAAP financial measure. See Appendix for a reconciliation of non-GAAP financial measures to 20 GAAP financial measures.

2020 UPDATED OUTLOOK We are updating guidance for select items in Q4 and reiterating our expense guidance for Q4 and 2021 Fee Revenue: Net Interest Margin: Continue positive trend 4Q 2020 ~ 2.50% through end of 2020 2020 / 2021 Guidance Expenses: Effective Tax Rate: 4Q 2020 - $175 million1 FY 2020 - low to mid FY 2021 - $685 million single digit 1 Includes $3 million of restructuring costs. 21

APPENDIX

COMMUNITY, DIVERSITY & SUSTAINABILITY We remain committed to initiatives to improve our communities, promote diversity and enhance sustainability Nearly $1.2 billion1 in credit $3.6 million1 in grants to support commitments to support wind, CRA programing at various nonprofit hydroelectric and solar projects organizations since 2012 Annual Diversity & Inclusion 67,000 volunteer hours logged, training for all colleagues and in with a value of $1.7 million1 2020 a series of virtual events to understand racial disparity in our society LED lighting yielded nearly $832 million1 in loans helping $700,000 in annual savings1 low- to moderate-income (LMI) and versus 2015 baseline minority families attain home ownership 43% of employees1 participate in 2020 Women on Boards 6 Colleague Resource Groups 2014-2019 | Winning “W” Company acting to address the unique needs of Associated’s diverse workforce 1 As of or for the year ended December 31, 2019. 23

3Q 2020 UPDATE Associated took actions in 3Q 2020 to improve efficiency and optimize our branch network Third Quarter 2020 Earnings of $0.26 Per Common Share Including Restructuring Charges and Tax Benefits 1 $60 million of restructuring charges ($45 million2 after taxes) were more than offset by a $49 million tax benefit from reorganizing our securities and real estate lending subsidiaries. 1 A non-GAAP measure. Please refer to the reconciliation of earning per share excluding 3Q initiatives and tax benefits to earnings per share later in the appendix. 2 Assuming 25% marginal tax rate 24

TOTAL LOANS OUTSTANDING BALANCES AS OF SEPTEMBER 30, 2020 Well diversified $25 billion loan portfolio ($ in millions) % of Total % of Total 09/30/20201 Loans 09/30/20201 Loans C&BL (by NAICS2) CRE (by property type) Utilities$ 1,802 7.2% Multi-Family$ 1,997 8.0% Wholesale/Manufacturing 1,717 6.9% Office/Mixed 1,268 5.1% Finance and Insurance 1,688 6.7% Industrial 1,049 4.2% Real Estate (includes REITs) 1,173 4.7% Retail 990 4.0% Construction 418 1.7% Single Family Construction 384 1.5% Mining3 390 1.6% Hotel/Motel 247 1.0% Health Care and Social Assistance 387 1.5% Parking Lots and Garages 102 0.4% Retail Trade 361 1.4% Land 99 0.4% Professional, Scientific, and Tech. Serv. 323 1.3% Mobile Home Parks 16 0.1% Rental and Leasing Services 272 1.1% Other 29 0.1% Transportation and Warehousing 196 0.8% Total CRE$ 6,181 24.7% Waste Management 188 0.8% Accommodation and Food Services 172 0.7% Consumer Information 125 0.5% Residential Mortgage$ 7,886 31.5% Arts, Entertainment, and Recreation 104 0.4% Home Equity 762 3.0% Management of Companies & Enterprises 86 0.3% Student Loans 121 0.5% Financial Investments & Related Activities 79 0.3% Credit Cards 105 0.4% Educational Services 60 0.2% Other Consumer 90 0.4% Public Administration 28 0.1% Total Consumer$ 8,963 35.8% Agriculture, Forestry, Fishing and Hunting 9 0.0% Other 282 1.1% Total C&BL$ 9,861 39.4% Total Loans$ 25,004 100.0% 1 All values as of period end. 2 North American Industry Classification System. 3 Includes $333 million of oil and gas loans and one $21 million fracking sand mining company loan. 25

KEY COVID COMMERCIAL LOAN EXPOSURES[1]

Key COVID commercial loan exposures are spread across multiple industries without large concentrations

($ in millions)

	C&BL	Utilization	CRE	Utilization	Total	% of total loans
Retailers/Shopping Centers[2]						
Retailers	$ 88.5	43%	$ 681.0	90%	$ 769.4	3.08%
Retail REITs	224.5	51%	142.4	100%	366.9	1.86%
Subtotal	313.0	48%	823.3	92%	1,136.3	4.64%
Oil & Gas						
Oil & Gas	333.2	67%	-	0%	333.2	1.33%
Subtotal	333.2	67%	-	0%	333.2	1.33%
Hotels, Amusement & Related						
Hotels	0.1	21%	247.3	85%	247.4	0.99%
Parking Lots and Garages	22.3	61%	101.8	90%	124.0	0.50%
Casinos	28.0	100%	-	0%	28.0	0.11%
Recreation & Entertainment	25.1	41%	6.9	99%	32.1	0.13%
Movie Theaters	10.3	31%	-	0%	10.3	0.04%
Subtotal	85.8	54%	356.0	86%	441.8	1.77%
Restaurants						
Full-Service	69.8	80%	13.2	99%	82.9	0.33%
Limited-Service & Other	21.7	93%	11.4	100%	33.0	0.13%
Subtotal	91.5	83%	24.5	99%	116.0	0.46%
Transportation & Other						
Transportation Services	50.9	80%	-	0%	50.9	0.20%
Fracking Sand Mining	20.6	72%	-	0%	20.6	0.08%
Subtotal	71.5	77%	-	0%	71.5	0.29%
Total	$ 895.0	59%	$ 1,203.8	90%	$ 2,098.8	8.39%

[1] As of 9/30/2020.

[2] C&BL excludes grocers, convenience stores, vehicle dealers, auto parts and tire dealers, direct and mail order retailers, and building material dealers; CRE excludes properties primarily anchored by grocers, self-storage facilities, and vehicle dealers.

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LOAN STRATIFICATION OUTSTANDINGS AS OF SEPTEMBER 30, 2020 C&BL by Geography Total Loans1 CRE by Geography $9.9 billion $6.2 billion Illinois Illinois Minnesota Illinois 17% 9% 15% Minnesota 24% 8% 3 Texas Minnesota Wisconsin 10% Other 25% 7% Midwest2 22% Other Wisconsin Wisconsin 2 Other 29% 2 26% Midwest Midwest 10% 13% Other Texas 35% Other Texas Other 9% 19% 5% 17% C&BL by Industry Oil and Gas Lending4 CRE by Property Type $9.9 billion $333 million $6.2 billion South Texas & Eagle Retail Power & Utilities Ford 16% 18% 10% East Texas Real Estate North Manufacturing & 12% Louisiana Office / Mixed Arkansas Use Wholesale Trade Oil & Gas Permian 15% Multi-Family 20% 17% 3% 33% 32% Rockies Finance & 9% Insurance Industrial 17% Marcellus 17% Utica Appalachia 13% Bakken 2% Other 1-4 Family Other Mid- 5% Construction 5% 1Excludes $315 million Other consumer portfolio. (Onshore Continent Hotel / Motel 2 Lower 48) (primarily 4% Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa. 27 3Principally reflects the oil and gas portfolio. 10% OK & KS) 4Chart based on commitments of $498 million. 7%

INVESTMENT SECURITIES PORTFOLIO TRENDS Investment portfolio balances targeted at ~15% of assets1 through 2020 Portfolio2 and Yield Trends (Quarterly) Investments3 / Total Assets1,4 ($ in billions) 3.78% 3.79% 3.77% 3.80% 3.78% 21% 21% 18% 2.33% 2.32% 2.34% 16% 2.06% 1.59% $6.0 $5.6 $5.4 $5.4 3Q 2017 3Q 2018 3Q 2019 3Q 2020 $5.1 $1.9 $1.9 $2.0 $1.9 Portfolio Fair Value Composition $1.9 Agency Agency MBS CMBS 18% $4.0 19% $3.6 $3.5 $3.1 $3.4 Municipals ABS 6% 38% Agency 3Q 2019 4Q 2019 1Q 2020 2Q 2020 3Q 2020 CMOs Other 18% 1% Tax-exempt securities Taxable securities 1 Excluding PPP loans. 2 Average balances. 28 3 Includes held to maturity, available for sale, equity securities, and FHLB and FRB stock. 4 Period-end balances.

RECONCILIATION AND DEFINITIONS OF NON-GAAP ITEMS ($ IN MILLIONS)

Adjusted Noninterest Expense Reconcilation[1]	3Q19	4Q19	1Q20	2Q20	3Q20
Noninterest expense	$201	$204	$192	$183	$228
Restructuring costs	0	0	0	0	50
Acquisition related costs	2	1	2	1	0
Severance / frontline pay	0	4	0	2	10
Adjusted noninterest expense	$199	$199	$190	$181	$167

Tangible Common Equity and Tangible Assets Reconciliation[2]	2Q20	3Q20
Common equity	$3,671	$3,692
Goodwill and other intangible assets, net	(1,181)	(1,178)
Tangible common equity	$2,490	$2,513
Total assets	$35,501	$34,699
Goodwill and other intangible assets, net	(1,181)	(1,178)
Tangible assets	$34,321	$33,520

3Q20 Pre-Tax Pre-Provision Income, Excluding 3Q20 Initiatives Reconciliation[1]	3Q20
Pre-tax pre-provision income	
Loss before income taxes	$(13)
Provision before income taxes	43
Pre-tax pre-provision income	$30
3Q20 announced initiatives	
Loss on prepayments of FHLB Advances	$45
Severance	10
Branch sales & consolidations	6
3Q20 announced initiatives	$60
Pre-tax pre-provision income, excluding 3Q20 initiatives	$90

[1] This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods.

[2] The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

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RECONCILIATION AND DEFINITIONS OF NON-GAAP ITEMS ($ IN MILLIONS, EXCEPT PER SHARE DATA) YTD 2020 3Q20 per per share share Acquisition Related Costs, Gain on Sale of ABRC, & 3Q20 Initiatives Reconciliation1 YTD 2020 data 3Q 2020 data GAAP earnings $227 $1.46 $40 $0.26 Net of Tax Acquisition related costs (noninterest expense) 2 0.01 0 0.00 Gain on sale of ABRC (asset gains, net) (104) (0.68) 0 0.00 Q3 Initiatives Severance related to optimization plans (personnel) 7 0.05 7 0.05 Branch consolidations costs (occupancy and other) 4 0.03 4 0.03 Loss on prepayment of FHLB advances (expense) 33 0.22 33 0.22 Re-organization (income tax benefit) (63) (0.41) (49) (0.32) Earnings, excluding items above $106 $0.68 $35 $0.24 1 This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provide greater understanding of ongoing operations and enhance comparability of results with prior periods. 30